UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                February 25, 2003


                        MICROCHIP TECHNOLOGY INCORPORATED
             (Exact Name Of Registrant As Specified In Its Charter)


           Delaware                     0-21184                  86-062904
(State Or Other Jurisdiction      (Commission File No.)        (IRS Employer
       Of Incorporation)                                     Identification No.)


           2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
                    (Address Of Principal Executive Offices)


                                 (480) 792-7200
              (Registrant's Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS.

     On February 25, 2003, we elected to terminate our unsecured revolving credit facility that we had maintained with a syndicate of banks since May 2000. The $100.0 million credit facility was due to expire on May 31, 2003. There were no borrowings against the credit facility on February 25, 2003. We have not borrowed against the credit facility in fiscal 2003, nor did we borrow against the credit facility in fiscal 2002.

     The credit agreement was filed as Exhibit 10.10 to our annual report on Form 10-K for the fiscal year ended March 31, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Microchip Technology Incorporated
                                (Registrant)


Dated: February 26, 2003        By: /s/ Gordon W. Parnell
                                    ------------------------------------
                                    Gordon W. Parnell
                                    Vice President, Chief Financial Officer
                                    (Principal Accounting and Financial Officer)